                                                                  EXHIBIT 10.7.3


                               REXENE CORPORATION

                         1996 PERFORMANCE UNIT PROGRAM
                             FOR EXECUTIVE OFFICERS

         THIS 1996 PERFORMANCE UNIT PROGRAM FOR EXECUTIVE OFFICERS has been established by Rexene Corporation, a Delaware corporation (the "Corporation"), to provide incentive compensation opportunities for certain executives of the Corporation.

                                    RECITALS

         On August 1, 1996, the Committee and the Board approved an incentive compensation strategy to provide for, among other things, the award of Performance Units to certain executives and other key employees of the Corporation. This document sets forth the full statement of the terms and conditions of the incentive compensation strategy as it relates to the award of Performance Units to Executive Officers of the Corporation and as contemplated and intended by the Committee and the Board on August 1, 1996.

         NOW, THEREFORE, the Corporation hereby sets forth the Rexene Corporation 1996 Performance Unit Program for Executive Officers (the "Executive Program") as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1 The capitalized terms as used in this Executive Program have the meanings set forth in Exhibit A, which is attached hereto and incorporated herein by reference for all purposes.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION

2.1 Participation. Subject to the provisions of this Article II, only those Executive Officers who are designated by the Committee as "Participants" in this Executive Program for any Performance Period shall participate in this Executive Program for that Performance Period. In the event that a Participant ceases to be an Executive Officer during a Performance Period, his or her participation in the Executive Program shall cease at such time.

2.2 Award Eligibility. Except as provided in Section 2.4, a Participant must be an employee of the Corporation being paid on the regular payroll (including approved annual vacation leave) of the Corporation as of the last day of a Performance Period to be eligible to receive a Performance Unit Award pursuant to the Executive Program for that Performance Period.

2.3 Leaves During Performance Period. Any provision of the Executive Program to the contrary notwithstanding: (i) for purposes of determining whether a Participant is on the regular payroll as of the last day of a Performance Period under this Article, a Participant on a leave of absence as of the last day of the Performance Period (whether paid or unpaid) to which the employee is entitled pursuant to the Family and Medical Leave Act shall be deemed to be on the regular payroll as of that date; and (ii) for purposes of determining whether a Participant is on the regular payroll as of the last day of a Performance Period under this Article, a Participant receiving benefits pursuant to the disability plans or policies of the Corporation applicable to the Participant shall be deemed to be on the regular payroll as of that date.

2.4      Termination During Performance Period.

         (a) Any Participant whose employment with the Corporation terminates during a Performance Period (but prior to the last day of such Performance Period) for any reason other than a Vested Termination shall not be eligible to receive a Performance Unit Award for the Performance Period.

         (b) Any Participant whose employment with the Corporation terminates during a Performance Period (but prior to the last day of the Performance Period) and such termination qualifies as a Vested Termination, such Participant shall be eligible to receive a pro rata proportion of the Performance Unit Award to which he/she would otherwise become entitled, but only with respect to the Performance Period which ends in the same fiscal year in which the Vested Termination occurs, and the former Participant who is no longer employed by the Corporation shall forfeit all rights to Performance Unit Awards as to all other Performance Periods. The pro rata proportion shall be measured by a fraction, the numerator of which is the portion of the Performance Period during which the Participant's employment continued and the denominator is the Performance Period.

         (c) If a Participant ceases to be a Participant during a Performance Period, but continues thereafter to be an employee of the Corporation or its Subsidiaries, then such person shall be entitled to a Performance Unit Award only for the Performance Period that ends in the same fiscal year in which his/her participation ceased, calculated in the same manner as for a Participant who has a Vested Termination, and such person shall forfeit all rights to Performance Unit Awards as to all other Performance Periods.



                                     -2-

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         (d)     In the event of a Participant's death during a Performance
                 Period, his or her Award, if any, shall be paid to his or her designated beneficiary under the Rexene Corporation Savings Plan, or if no such beneficiary designation has been made by the Participant or if the Rexene Corporation Savings Plan is no longer in effect at the time such award is paid, to his or her estate.

         (e) In the event of a termination of participation in the Executive Program, the Awards to which a former Participant becomes entitled under section 2.4(b) or (c) above, shall be payable at the same time and in the same manner as provided in section 5.2 below.

2.5 New Participants. In the event that an Executive Officer is designated by the Committee to become a Participant after the commencement of a Performance Period, such new Participant shall be entitled to receive a pro rata Award with respect to each Performance Period that is in existence on the date on which such Executive Officer becomes a Participant. The pro rata proportion of the Award shall be measured by a fraction, the numerator of which is the portion of the Performance Period during which the Executive Officer is a Participant and the denominator is the Performance Period.

                                  ARTICLE III

                             PERFORMANCE OBJECTIVES

3.1 Transitional Performance Periods. The Performance Objectives for the Transitional Performance Periods shall be as set forth on Exhibits B-1 and B-2, which are attached hereto and incorporated herein by reference for all purposes.

3.2 3-Year Performance Period. The Performance Objectives for the 3-Year Performance Period commencing January 1, 1996 shall be as set forth on Exhibit C, which is attached hereto and incorporated herein by reference for all purposes.

                                   ARTICLE IV

                               PERFORMANCE UNITS

4.1 Calculation of Number of Targeted Performance Units. For the Performance Periods beginning in 1996, the number of Targeted Units for each Participant is as follows:

                  Position                  Targeted Units
                  --------                  --------------
               Chief Executive Officer:          13,190
               Business Unit Heads:               5,679
               Other Executive Officers:          4,162

4.2 Certification of Performance Achievement. Promptly after the end of each Performance Period, the Committee shall certify in writing (i) the results of the Corporation for the Performance Period as to each measure of performance set out in the Performance Objectives for such Performance Period; and (ii) the Actual Percentage Award by applying the factors set out in the Performance Objectives for such Performance Period. For the Transitional Performance Periods, performance results and Actual Performance Awards will be determined by reference to the schedule set forth on the attached Exhibit B. For the 3-Year Performance Period commencing January 1, 1996, performance results and Actual Performance Awards will be determined by reference to the schedule set forth on the attached Exhibit C.

4.3 Calculation of Performance Units Awarded. The actual number of Performance Units that are ultimately awarded to a Participant shall be determined at the end of each Performance Period by using the following formula:

            Performance Units Awarded = Targeted Units X Actual Percentage Award

         provided, however, that the maximum number of Performance Units awarded to any Participant shall not exceed (i) with respect to the Chief Executive Officer and each Business Unit Head who is a Participant, two hundred percent (200%) of the number of each such Participant's Targeted Units, and (ii) with respect to each other Participant, one hundred seventy percent (170%) of each such Participant's Targeted Units.

                                   ARTICLE V

                           FORM AND TIMING OF AWARDS

5.1 Form of Award. The amount payable to a Participant with respect to a Performance Period shall be equal to the number of the Participant's Performance Units Awarded at the end of a Performance Period (determined under Section 4.3) multiplied by the Ending Value for the Performance Period. For the 1996 Performance Period, Awards under the Executive Program shall be paid in cash. For all other Performance Periods, Awards may be paid in cash or shares of Common Stock of the Corporation, or in any combination thereof, at the discretion of the Committee, provided that no more than 50 percent of an Award may be paid in shares of Common Stock of the Corporation, and provided further that no Awards shall be paid in shares of Common Stock of the Corporation in excess of the shares of Common Stock that remain available for award and issuance under the Long Term Incentive Plan. If the Committee determines to pay a portion of a Performance Unit Award in shares of Common Stock of the Corporation, the number of shares of Common Stock paid to the Participant shall be equal the amount of the award payable in shares of Common Stock as described above divided by the Ending Value of Common Stock for the applicable Performance Period.





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
5.2 Timing of Award. Awards under the Executive Program shall be paid by the last day of the second month following the completion of a Performance Period. Notwithstanding the foregoing, with respect to a Performance Period that ends as a result of a Change of Control, Awards for that Performance Period shall be paid as soon as practicable, but no later than 30 days following the Change of Control.

5.3 Shortened Performance Period. In the event that a Performance Period ends prior to the end of a fiscal year as a result of a Change of Control or any other reason, the amount of the awards made under the Executive Program shall be calculated using the following adjustments to determine Return on Capital:

         (a) for any accounting period that is less than a full fiscal year of 12 months, the Net Operating Profit for the shortened accounting period shall be calculated by annualizing on a pro forma basis Net Operating Profit for the period ending as of the last day of the calendar month immediately preceding the Change of Control or other termination of the Performance Period.

         (b) the Ending Invested Capital for each relevant Performance Period shall be the amount of the Invested Capital as of the day immediately preceding the Change of Control or other termination of the Performance Period.

5.4 Taxes. The Corporation shall have the right in connection with awards under this Executive Program to (i) require Participants or their beneficiaries or legal representatives to remit to the Corporation an amount sufficient to satisfy all federal, state and local withholding tax requirements and (ii) deduct from all payments under the Executive Program amounts sufficient to satisfy such withholding tax requirements. Whenever payments under the Executive Program are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

                                   ARTICLE VI

                                 ADMINISTRATION

6.1 Administration. The Executive Program shall be administered by the Corporation's Compensation Committee of the Board unless the Compensation Committee fails to meet the qualifications of Section 162(m) of the Code, in which event the Committee appointed from time to time by the Board shall be (i) comprised solely of two or more members of the Board who are "outside directors" for purposes of
         Section 162(m) of the Code and (ii) constituted so as to permit the Executive Program to comply with Rule 16b-3 under the Exchange Act.

6.2 Powers of Committee. The Committee shall have the right and authority, in its sole and absolute discretion, (a) to adopt, amend, or rescind administrative and interpretive rules and regulations relating to the Executive Program; (b) to construe the Executive Program; (c) to make all other determinations necessary or advisable for administering the Executive Program; and (d) to exercise the powers conferred on the Committee under the Executive Program. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Executive Program in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The determinations of the Committee on the matters referred to in this Section 6.2 shall be final and conclusive.

6.3 Amendment or Termination. The Committee shall have the exclusive authority to amend or modify the Executive Program and the Board shall have the exclusive authority to suspend or terminate the Executive Program at any time, provided that no amendment, modification, suspension or termination shall in any manner adversely affect the right of any Participant to receive any amount to which such Participant has become entitled prior to such amendment, modification, suspension or termination or would become entitled in the absence of such amendment, modification, suspension or termination.

                                  ARTICLE VII

                                 MISCELLANEOUS

7.1 Source of Payment. Awards payable under the Executive Program in the form of Common Stock are made pursuant to and are subject to the Long-Term Incentive Plan. Awards payable in cash shall be paid from the general assets of the Corporation. To the extent that a Participant or designated beneficiary acquires a right to receive a payment, in cash or Common Stock from the Corporation pursuant to this Executive Program, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

7.2 No Right to Employment. Nothing in the Executive Program shall confer upon any Participant any right to continue in the employ of the Corporation or to be entitled to any remuneration or benefits not set forth in the Executive Program or interfere with or limit the right of the Corporation to modify the terms of or terminate such Participant's employment at any time.

7.3 Severability. In the event that any provision of the Executive Program shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Executive Program, and the Executive Program shall be construed and enforced as if the illegal or invalid provision had not been included.





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
7.4 Transferability. A Participant shall not have the right to anticipate, alienate, sell, transfer, assign, pledge, or encumber his or her right to receive any Performance Unit Award made under the Executive Program.

7.5 No Restriction of Corporate Action. The adoption of the Executive Program or any modification or amendment hereof does not imply any commitment to continue or adopt the same program, or any modification hereof, or any other program for incentive compensation for any succeeding Performance Period.

7.6 Effective Date. The Executive Program shall be effective as of January 1, 1996.

7.7 Governing Law. To the extent not preempted by federal law, the Executive Program, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Texas.

         IN WITNESS WHEREOF, the Corporation has caused this Executive Program to be executed effective as of January 1, 1996.

                                        REXENE CORPORATION



                                        By:  /s/ JAMES M. RUBERTO
                                           ----------------------------
                                             Title:

                                   EXHIBIT A


                               REXENE CORPORATION

                         1996 PERFORMANCE UNIT PROGRAM
                             FOR EXECUTIVE OFFICERS

                                  DEFINITIONS

         "Actual Percentage Award" is a number, expressed as a percentage of the Targeted Units, which is set out in Exhibits B-1, B-2 or C, as applicable, under the columns titled "% of Units Awarded".

         "Average Base Price" of Common Stock means the average of the Closing Prices of Common Stock of the company under consideration for the last 45 trading days immediately preceding a Performance Period.

         "Average Closing Price" of Common Stock means the average of the Closing Prices of Common Stock of the company under consideration for the last 45 trading days of a Performance Period.

         "Award" means the cash and/or shares of Common Stock of the Corporation awarded to a Participant under Article V.

         "Base Salary" means:

         (a) with respect to the Chief Executive Officer, the annual base salary of the Chief Executive Officer;

         (b) with respect to the Business Unit Heads, the average of their base salaries; and

         (c) with respect to the Other Executive Officers, the average of their base salaries,

all as reflected in the personnel records of the Corporation and in effect as of the first day of a Performance Period, except that if an Executive Officer becomes a Participant after the beginning of a Performance Period that Participant's Base Salary shall mean his/her annual base salary on the date on which such person becomes a Participant.

         "Board" means the Board of Directors of the Corporation.

         "Business Unit Head" means an Executive Officer who has line management responsibilities for a principal operating unit or division of the Corporation.

         "Cause" means (i) conduct involving moral turpitude or fraud, regardless of the context, which conduct shall be conclusively presumed if an Executive Officer is convicted of or enters a plea of nolo contendere or similar plea as to a crime involving moral turpitude or fraud, (ii) repeated intoxication by alcohol or drugs during the performance of an Executive Officer's duties, (iii) malfeasance in the conduct of an Executive Officer's duties, including misuse or diversion of the Corporation's or a Subsidiary's funds, embezzlement or willful and material misrepresentations or concealments on any reports submitted to the Corporation or a Subsidiary, (iv) repeated material failure by an Executive Officer to perform his or her duties as an officer, or (v) material failure to follow or comply with the reasonable and lawful directives of Continuing Directors or the written policies of the Corporation.

         "Change of Control" means any one of the following: (i) any person or group of persons (as defined in Rule 13d- 5 under the Exchange Act), together with its affiliates, becomes the beneficial owner, directly or indirectly, of more than 50% of the Corporation's then outstanding common stock, or more than 50% of the voting power of the Corporation's then outstanding securities entitled generally to vote for the election of directors of the Corporation;
(ii) the occurrence of or the approval by the Corporation's stockholders of the merger or consolidation of the Corporation with any other corporation, the sale of any substantial portion of the assets of the Corporation or the liquidation or dissolution of the Corporation unless, in the case of a merger or consolidation, the Continuing Directors in office immediately prior to such merger or consolidation will constitute for a substantial period of time after such merger or consolidation at least two-thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as defined in Rule 12b-2 under the Exchange Act) of such corporation; or (iii) at least a majority of the Continuing Directors in office immediately prior to any other action taken or proposed to be taken by the Corporation's stockholders or by the Board determines that such action constitutes, or that such proposed action, if taken, would effectively result in a change of control of the Corporation and such action is taken.

         "Change of Control Value" means the amount determined in clause (i),
(ii) or (iii), whichever is applicable, as follows: (i) the per share price of Common Stock offered to stockholders of the Corporation in any merger, consolidation, sale of assets or dissolution transaction; (ii) the price per share of Common Stock offered to stockholders of the Corporation in any tender offer or exchange offer whereby a Change of Control takes place; or (iii) if a Change of Control occurs other than as described in clause (i) or clause (ii), the fair market value per share of Common Stock of the Corporation determined by the Committee as of the date of the Change of Control or such other relevant date as may be determined by the Committee. If the consideration offered to stockholders of the Corporation in any transaction resulting in a Change of Control consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.





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
         "Closing Price" of Common Stock on any day shall be determined as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Closing Price on any day shall be the average of the high and low reported Consolidated Trading sales prices of the Common Stock for such day, or if no such sale is made on such day, the average of the closing bid and asked prices of the Common Stock reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter-dealer quotation system, the Closing Price on any day shall be the average of the representative bid and asked prices of the Common Stock at the close of business for such day; or (iii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System or inter-dealer quotation system, the Closing Price on any day shall be the average of the high bid and low asked prices of the Common Stock reported by the National Quotation Bureau, Inc. for such day. If the Common Stock is not publicly traded at the time a determination of its value is required to be made under the Executive Program, the determination of the Closing Price of the Common Stock shall be made by the Committee in such manner as it deems appropriate.

         "Code" means Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Committee as appointed from time to time by the Board to administer the Executive Program pursuant to section 6.1.

         "Common Stock" means (i) in the case of the Corporation, the common stock, par value $.01 per share, of the Corporation or any stock or other securities of the Corporation hereafter issued or issuable in substitution or exchange for Common Stock; or (ii) the common stock, or the equivalent thereof, of all other companies in the Peer Group.

         "Compensation Committee" means the Management Development and Compensation Committee of the Board, or any successor thereto.

         "Constructive Termination" occurs if a Participant voluntarily resigns his/her employment within three (3) years after either (i) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of the Corporation's then outstanding Common Stock or 20% or more of the voting power of the Corporation's then outstanding securities entitled generally to vote for the election of directors of the Corporation and thereafter directly or indirectly takes steps to influence the management of the Corporation, or (ii) a Change of Control because as a condition to continued employment with the Corporation, a Participant is required to (1) relocate outside the greater Dallas area, (2) accept a reduction in his/her base salary, or (3) accept a position of lesser responsibility or authority than he/she had prior to such acquisition of the Corporation's Common Stock.

         "Continuing Director" means any person who either (i) is a director of the Corporation on January 1, 1996, or (ii) was designated as a Continuing Director by a majority of the Continuing Directors.

         "Corporation" means Rexene Corporation, a Delaware corporation, or any successor thereto.

         "Disability" means a termination of employment with the Corporation because of a disability, within the meaning of the disability plans or policies of the Corporation applicable to a Participant, as determined by the Committee in its sole discretion.

         "Ending Invested Capital" means, except as provided in Section 5.3, the sum of long-term debt and equity of the Corporation as of the last day of a Performance Period, as reflected in the financial statements of the Corporation prepared in accordance with GAAP.

         "Ending Value" means the average of the Closing Prices of the Common Stock of the Corporation for the last 45 trading days of a Performance Period, other than a Performance Period that ends on the date of a Change of Control. For purposes of determining Ending Value for a Performance Period that ends as a result of a Change of Control, Ending Value shall be equal to Change of Control Value. For Performance Periods ending on or before December 31, 1998, Ending Value shall be capped at $20.50. Notwithstanding the foregoing, if a Performance Period ends as a result of a Change of Control, there shall be no cap on Ending Value for such Performance Period.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Executive Officer" means an employee of the Corporation who is an "officer" of the Corporation as defined in Rule 16a-1(f) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

         "Executive Program" means this Rexene Corporation 1996 Performance Unit Program for Executive Officers, as amended from time to time.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which principles shall be applied on a consistent basis throughout a Performance Period or other period under consideration, except that with respect to less than wholly owned Subsidiaries and affiliated companies, the amount of Net Operating Profit and the amount of Invested Capital to be included in making the calculations under this Executive Program shall include only the proportionate amount of the Net Operating Profit and Invested Capital that equals the percentage ownership by the Corporation of such Subsidiaries and affiliates.

         "Income Tax" means federal and state taxes determined or measured for a Performance Period or other period under consideration as reflected in the financial statements of the Corporation prepared in accordance with GAAP for such period.

         "Initial Invested Capital" means the sum of long-term debt and equity of the Corporation, as reflected in the financial statements of the Corporation prepared in accordance with GAAP, as of the first day of a Performance Period of the Corporation.

         "Initial Value" means the average of the Closing Prices of Common Stock of the Corporation for the 45 trading days immediately preceding the first day of a Performance Period.

         "Invested Capital" means the sum of long term debt and equity of the Corporation, as reflected in the financial statements of the Corporation prepared in accordance with GAAP.

         "Long-Term Incentive Plan" means the Rexene Corporation 1994 Long-Term Incentive Plan.

         "Net Operating Profit" for a Performance Period or other period under consideration means Operating Income less Income Tax.

         "1996 Performance Period" means the period commencing on January 1, 1996 and ending on the earliest of (i) December 31, 1996, (ii) the date on which a Change of Control occurs, or (iii) the date of any suspension or termination of this Executive Program.

         "1996-1997 Performance Period" means the period commencing on January 1, 1996 and ending on the earliest of (i) December 31, 1997, (ii) the date on which a Change of Control occurs, or (iii) the date of any suspension or termination of this Executive Program.

         "Operating Income" means Operating Income for a Performance Period or other period under consideration as reflected in the financial statements of the Corporation prepared in accordance with GAAP, but where applicable adjusted in accordance with Section 5.3(a).

         "Other Executive Officers" includes all Executive Officers other than the Chief Executive Officer and the Business Unit Heads.

         "Participant" means any Executive Officer who is selected to participate in the Executive Program as set forth in Article II hereof.

         "Peer Group" means those companies (other than the Corporation) set forth on the attached Exhibit D, as amended from time to time.

         "Peer Group Total Shareholder Return" means the average of the Total Shareholder Returns for the Peer Group.

         "Performance Objectives" mean the performance goals established for each Performance Period in accordance with Article III pursuant to which performance is measured.

         "Performance Period" means each of the Transitional Performance Periods and the 3-Year Performance Period commencing on January 1, 1996, as the case may be.

         "Performance Units" mean the number of Performance Units awarded as determined under section 4.3.

         "Performance Unit Awards" or any variation thereof means an award of Performance Units determined in accordance with Article IV.

         "Relative Total Shareholder Return" for a Performance Period means the Total Shareholder Return of the Corporation divided by the Peer Group Total Shareholder Return for the same period.

         "Retirement" means a termination of employment with the Corporation either (i) on a voluntary basis by a Participant who is at least 60 years of age or (ii) otherwise with the written consent of the Committee in its sole discretion.

         "Return on Capital" or "ROC" means Net Operating Profit for a Performance Period or other period under consideration divided by Total Invested Capital for the same Performance Period or other period under consideration.

         "Subsidiary" means any present or future company (whether a corporation, partnership, joint venture or other form of entity) in which the Corporation owns, directly or indirectly, more than 50% of the equity.

         "Targeted Units" means the number of Performance Units initially assigned to each Participant at the beginning of each Performance Period, as set out in section 4.1 of the Executive Program.

         "Target Award Percentage" means a percentage applicable to each Participant's position within the Corporation during a Performance Period, as set forth on Exhibit E, which is attached hereto and incorporated herein by reference for all purposes. In the event that a Participant holds more than one position within the Corporation during a Performance Period, his or her Target

Award Percentage for each position shall be determined by multiplying the number of months in the Performance Period during which he or she holds such position by the percentage set forth on Exhibit E for such position, and then dividing the total by the number of months in the Performance Period. The results obtained by such calculations shall then be combined to provide a weighted average Target Award Percentage.

         "3-Year Performance Period" means the period commencing on January 1, 1996, and ending on the first to occur of (i) the day prior to the third anniversary thereof, (ii) the date on which a Change of Control occurs, or
(iii) the date of any suspension or termination of this Executive Program.

         "3-Year Return on Capital" means the Return on Capital of the Corporation during a Performance Period. If the 3-Year Performance Period shall for any reason be shorter than a full three fiscal years, then the Return on Capital for such shorter Performance Period shall be calculated applying the Initial Invested Capital and Ending Invested Capital as contemplated under
Section 5.3.

         "Total Invested Capital" for a Performance Period means the average of Initial Invested Capital and Ending Invested Capital for a Performance Period. For the 1996 Performance Period, Total Invested Capital shall be $375.0 million. In the event that the actual Ending Invested Capital for any other Performance Period differs by more than five percent (5%) from the budgeted Ending Investment Capital for such Performance Period, as set out in the capital expenditure budget for such Performance Period, and such difference is attributable to a decision by the Board during such Performance Period to increase, add to, accelerate, decrease, eliminate or postpone the capital expenditures during such Performance Period, such variation in capital expenditures shall be excluded in determining the Ending Invested Capital for such Performance Period.

         "Total Shareholder Return" or "TSR" means the ratio of Average Closing Price of Common Stock of a company for a Performance Period plus cash dividends paid on such Common Stock during the Performance Period to the Average Base Price of Common Stock of such company for the Performance Period.

         "Transitional Performance Periods" means the 1996 Performance Period and the 1996-1997 Performance Period.

         "Vested Termination" means a Participant's termination of employment with the Corporation (i) by reason of death, Disability, Retirement, or Constructive Termination, or (ii) Without Cause.

         "Weighted Average Cost of Capital" or "WACC" means, when making the calculations under Section 4.3 with respect to any Performance Period, the after-tax interest rate on the

Corporation's long term debt plus the cost of the Corporation's equity, by applying the Capital Asset Pricing Model (see e.g., Managerial Finance, Weston & Brigham, 7th Edition, pp. 107-110) ("CAPM"). For the 1996 Transition Period, the WACC shall be deemed to be 10%. If in the judgment of the Corporation's independent compensation consultants, currently Towers Perrin, the Capital Asset Pricing Model becomes an inappropriate measure for determining WACC because of substantial changes in the capital structure of the Corporation, then there shall be substituted for the CAPM a different model approved by the Committee based on the recommendation of the Corporation's independent compensation consultants.

         "Without Cause" means any involuntary termination of employment with the Corporation for any reason other than for Cause.

                                  EXHIBIT B-1

                               REXENE CORPORATION

                         1996 PERFORMANCE UNIT PROGRAM
                             FOR EXECUTIVE OFFICERS



                             PERFORMANCE OBJECTIVES
                                      FOR
                            1996 PERFORMANCE PERIOD





================================================================================
       Return on Capital                     % of Units Awarded*
--------------------------------------------------------------------------------
                                        Line(1)             Staff(2)
                                        ----                -----
         Less than 10%                    0%                   0%
--------------------------------------------------------------------------------
              10%                        25%                  25%
--------------------------------------------------------------------------------
              11%                        50%                  50%
--------------------------------------------------------------------------------
              12%                       100%                 100%
--------------------------------------------------------------------------------
              13%                       140%                 120%
--------------------------------------------------------------------------------
              14%                       170%                 145%
--------------------------------------------------------------------------------
              15%                       200%                 170%
================================================================================

* Awards for performance that occurs between the Return on Capital values shown above will be determined through straight-line interpolation.


(1)      Chief Executive Officer and Business Unit Heads

(2)      Other Executive Officers

                                  EXHIBIT B-2

                               REXENE CORPORATION

                         1996 PERFORMANCE UNIT PROGRAM
                             FOR EXECUTIVE OFFICERS




                             PERFORMANCE OBJECTIVES
                                      FOR
                          1996-1997 PERFORMANCE PERIOD



================================================================================
                                                 Percent of
        Where ROC is:                          Units Awarded*
--------------------------------------------------------------------------------
                                          Line(1)          Staff(2)
                                          ----             -----
       Less than WACC                      0%                0%
--------------------------------------------------------------------------------
       Equal to WACC                      25%               25%
--------------------------------------------------------------------------------
       1% Above WACC                      50%               50%
--------------------------------------------------------------------------------
       2% above WACC                     100%              100%
--------------------------------------------------------------------------------
       3% above WACC                     140%              120%
--------------------------------------------------------------------------------
       4% above WACC                     170%              145%
--------------------------------------------------------------------------------
       5% above WACC                     200%              170%
================================================================================




* Awards for performance that occurs between the Return on Capital values shown above will be determined through straight-line interpolation.


(1)      Chief Executive Officer and Business Unit Heads

(2)      Other Executive Officers

                                   EXHIBIT C


                               REXENE CORPORATION

                         1996 PERFORMANCE UNIT PROGRAM
                             FOR EXECUTIVE OFFICERS



                             PERFORMANCE OBJECTIVES
                                      FOR
                           3-YEAR PERFORMANCE PERIODS






                                      ==========================================
Where Return on                                   % of Units Awarded*
Capital is:                           ==========================================
   4% or more             14%           50%        100%        150%       200%
   above WACC
                                      ------------------------------------------

   1% above WACC          11%           25%         50%        100%       150%
                                      ------------------------------------------

   Equal to WACC          10%           15%         35%         75%       100%
                                      ------------------------------------------
   Not more than 1%
   below the WACC                        0%         25%         25%        50%
                                      ==========================================

                                     TSR less   TSR greater
                                     than 12%   than or equal
                                                to 12%

                                        less than 1.00         1.00       1.10

                                            Relative Total Shareholder Return

* Award levels for performance occurring between levels shown above will be determined through straight-line interpolation.

                                   EXHIBIT D

                               REXENE CORPORATION

                         1996 PERFORMANCE UNIT PROGRAM
                             FOR EXECUTIVE OFFICERS




                                   PEER GROUP


     ARCO Chemical                              Georgia Gulf Corporation
     Borden Chemical and Plastic                Lyondell Petrochemical
     Dow Chemical                               NL Industries
     Eastman Chemical                           Union Carbide Corporation
     Geon Company

In the event that a member of the above Peer Group ceases to be publicly traded or substantially changes the nature of its business during a Performance Period, then the Committee shall use its best efforts to select another company
(i) that is in the polyolefin and/or film business; (ii) whose stock is publicly traded, and (iii) that is regarded by the investment bankers of the Corporation at such time as a comparable company in the industry for stockholder evaluation purposes, to replace such company as a Peer Group member.

                                   EXHIBIT E

                               REXENE CORPORATION


                         1996 PERFORMANCE UNIT PROGRAM
                             FOR EXECUTIVE OFFICERS



                      TARGET AND MAXIMUM AWARD PERCENTAGES


================================================================================
       Position                   Target Award %           Maximum Award %
--------------------------------------------------------------------------------
         CEO                         30%                       60%
--------------------------------------------------------------------------------
  Business Unit Heads                25%                       50%
--------------------------------------------------------------------------------
Other Executive Officers             20%                       35%
================================================================================